Exhibit 4.3

FIRST SUPPLEMENTAL INDENTURE

Dated as of [            ], 2016

Between

GOOGLE INC.,

as Company

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

Providing for an Amendment to the Indenture dated as of May 19, 2011

3.625% Notes due 2021

3.375% Notes due 2024

-i-

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”) is entered into as of [            ], 2016, between GOOGLE INC., a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

WHEREAS, the Company and the Trustee are parties to that certain Indenture, dated as of May 19, 2011 (the “Base Indenture”), by and between the Company and the Trustee, relating to the Company’s Securities;

WHEREAS, pursuant to Section 3.01 of the Base Indenture, the Company and the Trustee established the terms of certain series of unsecured debt securities entitled the (i) 3.625% Notes due 2021 (the “2021 Notes”) pursuant to the Officer’s Certificate dated May 19, 2011 (“Officer’s Certificate 1”) and (ii) 3.375% Notes due 2024 (the “2024 Notes” and, together with the 2021 Notes, the “Notes”) pursuant to the Officer’s Certificate dated February 25, 2014 (“Officer’s Certificate 2” and, together with Officer’s Certificate 1, the “Officers’ Certificates” and, together with the Base Indenture, the “Indenture”);

WHEREAS, Section 14.02 of the Base Indenture provides that the Company and the Trustee may enter into a supplemental indenture to the Base Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Base Indenture or of modifying in any manner the rights of the Holders of Securities of a series issued under the Base Indenture with the consent of the holders of a majority in aggregate principal amount of the Outstanding Securities of each series affected by such supplemental indenture voting separately;

WHEREAS, Alphabet Inc., a Delaware corporation (“Alphabet”) has offered to exchange (the “Alphabet Exchange Offers”) any and all of the outstanding 2021 Notes for new 3.625% Notes due May 19, 2021 of Alphabet (the “Alphabet 2021 Notes”), and any and all of the outstanding 2024 Notes for new 3.375% Notes due February 25, 2024 of Alphabet (the “Alphabet 2024 Notes” and, together with the Alphabet 2021 Notes, the “Alphabet Notes”), upon the terms and subject to the conditions set forth in the prospectus, dated as of [            ], 2016 (the “Prospectus”), filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and Alphabet’s Registration Statement on Form S-4 (File No. 333-[            ]), filed with the Securities and Exchange Commission (the “SEC”) on February 12, 2016;

WHEREAS, in connection with the Alphabet Exchange Offers, Google has also solicited consents from the holders of the Notes to certain proposed amendments (the “Proposed Amendments”) to the Indenture with respect to each series of Notes as described in the Prospectus and set forth in Section 2.1 of this First Supplemental Indenture, with the operation of such Proposed Amendments with respect to a series of Notes being subject to the satisfaction or waiver, where permissible, by Alphabet of the conditions to the Alphabet Exchange Offers, the acceptance by Alphabet for exchange of the Notes of such series validly tendered and not validly withdrawn pursuant to the Alphabet Exchange Offers and the issuance of the Alphabet Notes and payment of the cash consideration payable pursuant to the Alphabet Exchange Offers;

WHEREAS, Alphabet has received and caused to be delivered to the Trustee evidence of the consents from holders of a majority in aggregate principal amount of the Outstanding Securities of each series of the Notes to effect the Proposed Amendments under the Indenture with respect to each series of Notes;

WHEREAS, the Company is undertaking to execute and deliver this First Supplemental Indenture to delete or amend, as applicable, certain provisions and covenants in the Indenture with respect to each series of Notes in connection with the Alphabet Exchange Offers and the related consent solicitations;

WHEREAS, all acts and requirements necessary to make this First Supplemental Indenture a legal, valid and binding obligation of the Company have been done;

WHEREAS, the board of directors of the Company has authorized and approved the execution and delivery of this First Supplemental Indenture; and

WHEREAS, following the execution of this First Supplemental Indenture, the terms hereof will become operative (the “Operative Date”) upon the satisfaction or waiver, where permissible, by Alphabet of the conditions to the Alphabet Exchange Offers, the acceptance by Alphabet for exchange of the Notes of such series validly tendered and not validly withdrawn pursuant to the Alphabet Exchange Offers and the issuance of the Alphabet Notes and payment of the cash consideration payable pursuant to the Alphabet Exchange Offers, on the settlement date of the Alphabet Exchange Offers.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and for the equal and proportionate benefit of the holders of the Notes, the Company and the Trustee hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions.

Capitalized terms used in this First Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Base Indenture.

ARTICLE II

AMENDMENTS

Section 2.1. Certain Amendments to the Indenture and the Notes.

The Indenture with respect to each series of Notes is hereby amended as follows:

(a) Section 6.04 (Merger, Consolidation and Sale of Assets) and Section 10.02 (Reports by the Company) of the Base Indenture shall be deleted in their entirety and replaced with “RESERVED”;

(b) The failure to comply with the terms of any of the Sections of the Base Indenture and the Note certificates set forth in clause (a) above shall no longer constitute a Default or Event of Default under the Indenture with respect to the applicable series of Notes and shall no longer have any consequence under the Indenture with respect to such series of Notes;

(c) All definitions set forth in Section 1.01 of the Base Indenture that relate to defined terms used solely in sections that are no longer applicable to any series of Notes are also no longer applicable to such Notes; and

(d) All references to Sections of the Indenture amended by this First Supplemental Indenture shall be to such Sections as amended by this First Supplemental Indenture.

ARTICLE III

AMENDMENTS TO THE NOTES

The Notes include certain of the foregoing provisions from the Indenture and each Officer’s Certificate to be deleted or amended pursuant to Article 2 hereof. Upon the Operative Date, such provisions from the Notes shall be deleted or amended as applicable.

ARTICLE IV

MISCELLANEOUS

Section 4.1. Relation to Original Indenture; Effectiveness; and Operation.

This First Supplemental Indenture supplements the Indenture and shall be a part of and subject to all the terms thereof. Except as supplemented hereby, all of the terms, provisions and conditions of the Indenture and the Notes issued thereunder shall continue in full force and effect. In the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this First Supplemental Indenture, then the terms and conditions of this First Supplemental Indenture shall prevail.

Upon the execution and delivery of this First Supplemental Indenture, this First Supplemental Indenture shall be effective. The amendments set forth in Article 2 and Article 3 of this First Supplemental Indenture shall not become operative, however, until the Operative Date.

Section 4.2. Governing Law.

THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. EACH OF THE COMPANY, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE, THE INDENTURE OR THE NOTES.

Section 4.3. Concerning the Trustee.

The Trustee accepts the amendments of the Indenture effected by this First Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (i) the validity or sufficiency of this First Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company by action or otherwise, (iii) the due execution hereof by the Company or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

Section 4.4. Successors.

All agreements of the Company in this First Supplemental Indenture shall bind the Company’s successors. All agreements of the Trustee in this First Supplemental Indenture shall bind the Trustee’s successors.

Section 4.5. Severability.

In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not (to the fullest extent permitted by applicable law) in any way be affected or impaired thereby.

Section 4.6. Counterparts.

This First Supplemental Indenture may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. The exchange of copies of the First Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 4.7. Effect of Headings.

The Article and Section headings herein are for convenience of reference only and shall not affect the construction hereof.

Section 4.8. Entire Agreement.

This First Supplemental Indenture, together with the Indenture as amended hereby and the Notes, contains the entire agreement of the parties with respect to the Notes, and supersedes all other representations, warranties, agreements and understandings between the parties hereto and thereto, oral or otherwise, with respect to the matters contained herein and therein.

Section 4.9. Benefits of First Supplemental Indenture.

Nothing in this First Supplemental Indenture, the Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder, any Paying Agent, any Security Registrar and the holders of the Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this First Supplemental Indenture or the Notes.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

GOOGLE INC., as Company

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title: